Exhibit 99.1

CONTACTS:

Solexa, Inc. John West, CEO 510/670-9300 John.West@solexa.com

Press Contact:	Investor Contacts:
Northbank Communications Sue Charles, CEO +44 (0) 20 7886 8152 s.charles@northbankcommunications.com	Lippert/Heilshorn & Associates Jody Cain (jcain@lhai.com) Bruce Voss (bvoss@lhai.com) 310/691-7100

SOLEXA COMPLETES $24 MILLION PRIVATE EQUITY FINANCING

HAYWARD, Calif. (July 12, 2005) - Solexa, Inc. (Nasdaq: SLXA) today announced that it has completed a private equity placement for approximately $24 million following stockholder approval of the financing at the Annual Meeting of Stockholders held on July 7, 2005. The financing represented the second and final closing of the $32.5 million private equity placement that was announced on April 21, 2005. SG Cowen & Co., LLC served as the exclusive placement agent for the transaction.

“This financing demonstrates our investors’ confidence in our ability to execute on our business plan to develop and market our next-generation sequencing systems based on Sequencing-by-Synthesis (SBS) and Cluster molecular arrays,” said John West, Solexa’s chief executive officer. “In the coming months, as we move closer to product launch, we expect to be able to announce additional experimental results demonstrating the performance of our platform in high-end genetic applications.”

Under terms of the financing, the second closing included the sale of approximately 6.0 million shares of common stock at $4.00 per share and issuance of warrants to purchase up to approximately 3.0 million shares of common stock at an exercise price of $5.00 per share. The first closing of the private equity placement, completed April 25, 2005, generated proceeds of approximately $8.5 million from the sale of approximately 2.1 million shares of common stock and approximately 1.1 million warrants. As previously announced, Solexa’s prior venture capital investors Abingworth Management Limited, Amadeus Capital Partners Limited, Oxford Bioscience Partners and SV Life Sciences invested a total of approximately $10.8 million in the financing at the second closing.

Stockholders at the company’s annual meeting also approved all other items included in the company’s 2005 Proxy Statement. Among the measures were the election of seven nominees to serve on the Solexa board of directors for the ensuing year, including three affiliated with the company’s venture capital investors and one with ValueAct Capital, the lead investor in the private equity financing. Other approved proposals included adoption of the company’s 2005 Equity Incentive Plan.

The securities sold and issued in connection with the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. Solexa has agreed to file a registration statement with respect to the shares within the earlier of ten days following the second closing of the financing or eighty days following the first closing. This news release is not an offer to sell or the solicitation of an offer to buy the securities discussed herein.

About Solexa

Solexa, Inc. is developing and preparing to commercialize a new platform for genetic analysis, based on Sequencing-by-Synthesis (SBS) and Cluster molecular arrays. This one platform is expected to support many types of genetic analysis, including DNA sequencing, gene expression, genotyping and micro-RNA analysis. This technology has the potential to generate more than one billion bases of DNA sequence from a single experiment with a single sample preparation. Solexa’s long-term goal is to reduce the cost of human re-sequencing to a few thousand dollars for use in a wide range of applications from basic research through clinical diagnostics. The company anticipates an initial product launch of its SBS-Cluster genetic analysis instrument system by the end of 2005. For further information, please visit www.solexa.com.

This press release contains “forward-looking” statements, including statements related to the current views of Solexa management as to future products, product development including the commercial introduction of the Company’s SBS and Cluster molecular array technology, the expansion and success of Solexa’s commercial application of its genomics technologies, the availability of adequate funding for Solexa and the future financial performance of Solexa. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “predicts,” “expects,” “envisions,” “hopes,” “estimates,” “intends,” “will,” “continue,” “may,” “potential,” “should,” “confident,” “could” and similar expressions are intended to identify forward-looking statements. There can be no assurance that such expectations of any of the forward-looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward-looking statements. There are a number of important factors that could cause the results of Solexa to differ materially from those indicated by these forward-looking statements including, among others, risks detailed from time to time in the Company’s SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2004. Solexa does not undertake any obligation to update forward-looking statements.

###